  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2017

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2017, the stockholders of WD-40 Company (the “Company”) voted to approve the WD‑40 Company 2017 Performance Incentive Compensation Plan (the “Plan”). The Company’s performance-related compensation includes an annual cash payment opportunity that is tied to current fiscal year financial results (“Incentive Compensation”). All Company employees participate in the same Incentive Compensation program (the “Performance Incentive Program”) and the Company also uses its Performance Incentive Program to tie executive officer compensation to the Company’s financial performance. The Performance Incentive Program is offered to the executive officers pursuant to the WD-40 Company Performance Incentive Compensation Plan, which had most recently been approved by the stockholders at the Company’s 2012 Annual Meeting of Stockholders. The approval of the 2017 Plan allows Incentive Compensation paid under the Plan to as qualify deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan will be effective as of September 1, 2018 and will continue in effect until August 31, 2023 or until such time as it is extended by re-approval by the stockholders or otherwise terminated by the Compensation Committee (the “Committee”) of the Board of Directors.  A complete description of the Plan is included in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed on November 2, 2017 (the “Proxy Statement”). A copy of the Plan is attached as Appendix A to the Proxy Statement.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On December 12, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) in San Diego, California. At the Annual Meeting, the holders of 12,821,254 shares of common stock, which represents approximately 92% of the outstanding shares entitled to vote as of the record date of October 16, 2017, were represented in person or by proxy. The proposals are described in more detail in the Company’s Proxy Statement. The matters voted upon at the Annual Meeting and the voting results are set forth below.

1.

Election of Directors: The Company’s stockholders elected the following directors to each serve until the next Annual Meeting or until a successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Peter D. Bewley	10,491,371	126,762	2,203,121
Daniel T. Carter	10,547,626	70,507	2,203,121
Melissa Claassen	10,567,673	50,460	2,203,121
Eric P. Etchart	10,568,168	49,965	2,203,121
Linda A. Lang	10,550,705	67,428	2,203,121
David B. Pendarvis	10,588,667	29,466	2,203,121
Daniel E. Pittard	10,550,344	67,789	2,203,121
Garry O. Ridge	10,561,295	56,838	2,203,121
Gregory A. Sandfort	8,963,997	1,654,136	2,203,121
Neal E. Schmale	10,155,182	462,951	2,203,121

2.

Advisory Vote to approve Executive Compensation: The Company’s stockholders approved, by advisory vote, the compensation paid to the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,311,234	260,582	46,317	2,203,121

3.

Advisory Vote on the Frequency of Executive Compensation Votes: The Company’s stockholders voted to recommend, by advisory vote, that future advisory votes on the compensation paid to the Company’s named executive officers be held every year. The voting results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
8,865,665	228,035	1,481,165	43,268	2,203,121

4.	Approval of the Company’s 2017 Performance Incentive Compensation Plan: The Company’s stockholders approved the 2017 Performance Incentive Compensation Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,468,641	89,543	59,949	2,203,121

5.

Ratification of Appointment of Independent Auditor: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018. The voting results were as follows:

SIGNATURE

Votes For	Votes Against	Abstain
12,654,101	147,730	19,423

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: December 18, 2017	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer